UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 17, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

468 N. Camden Drive, Suite 315, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 285-5350

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2007, EMVELCO Corp (the “Company”) received a Nasdaq Additional Staff Determination (the “Additional Determination”) indicating that the Company has failed to comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(14) requiring the Company to file its Form 10-QSB for the quarter ended March 31, 2007 with the Securities and Exchange Commission (the “SEC”) and that that this failure serves as an additional basis for why its securities are subject to delisting from the Nasdaq Capital Market. As the Company disclosed in its Form 8-K filed on April 23, 2007, on April 19, 2007, the Company received a Nasdaq Staff Determination (the “Determination”) indicating that the Company has failed to comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(14) requiring the Company to file its Form 10-KSB for the year ended December 31, 2006 with the SEC and that its securities are, therefore, subject to delisting from the Nasdaq Capital Market. The Company requested and received a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Determination. The Company’s Panel hearing will take place on May 31, 2007. The Additional Determination will be reviewed at the Panel hearing as well. There can be no assurance that the Panel will grant the Company’s request for continued listing.

A copy of the press release announcing the receipt of the Nasdaq notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by EMVELCO Corp. on May 18, 2007 (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By: /s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:	May 18, 2007
Beverly Hills, California